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                                                                     Exhibit 9.1

                             Stockholders Agreement
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                                                                       EXHIBIT H

                             STOCKHOLDERS AGREEMENT

            STOCKHOLDERS AGREEMENT dated as of November 3, 1997 by and among COMPOST AMERICA HOLDING COMPANY, INC., a New Jersey corporation (the "Company"), WASTECO VENTURES LIMITED, a corporation organized under the laws of the British Virgin Islands ("Wasteco"), ROBERT J. LONGO, an individual ("Longo"), ROGER E. TUTTLE, an individual, ("Tuttle"), JOHN B. FETTER, an individual ("Fetter"), ROBERT E. WORTMANN, an individual ("R. Wortmann"), VICTOR D. WORTMANN, SR., an individual ("V. Wortmann"), VRH CONSTRUCTION COMPANY, a New York corporation ("VRH"), SELECT ACQUISITIONS, INC., a Colorado corporation ("Select"), and ALFRED A. RATTIE, an individual ("Rattie").

            WHEREAS, pursuant to separate stock purchase arrangements between Wasteco and Longo (together the "New Common Stockholders") and the Company, the New Common Stockholders have acquired common stock ("Common Stock") of the Company as well as certain other securities and rights; and

            WHEREAS, the Company and the others signing this agreement (each a "Stockholder Party") desire to set forth their agreement concerning the management of the Company and such other matters as are set forth herein;

            NOW, THEREFORE, in consideration of the mutual and dependent promises set forth in this Agreement, the Company and the Stockholder Parties agree as follows:

                                    ARTICLE I
                       BOARD OF DIRECTORS AND STOCKHOLDERS

            SECTION 1.01. The Stockholder Parties, except as otherwise provided herein, shall vote to cause the Board of Directors of the Company (the "Board") to consist of seven (7) directors and the various provisions of this Agreement shall be construed to relate to a Board of seven (7) directors. At least two of the directors (other than the directors designated as provided below) shall be "independent" directors. Except as provided in Section 1.02, Wasteco shall have the right to designate two directors and Longo shall have the right to designate one director. Should the Board be increased or decreased in size, the proportion of directors then designated by Wasteco and Longo, as well as the proportion of independent directors, shall be strictly maintained. Any right to designate which shall result in a fraction of one shall be adjusted upward to provide an additional director.
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            SECTION 1.02. Should the total number of votes that Wasteco is entitled to cast for the election of directors be less than 15% of the total number of votes that could be cast in such election, the number of directors designated by Wasteco shall be decreased to one. Should such total number of votes that Wasteco is entitled to cast be more than 30% of such total number of votes that could be cast, the number of directors designated by Wasteco shall be increased to three. Should such total number of votes that Wasteco is entitled to cast be more than 50% of such total number of votes that could be cast, the number of directors designated by Wasteco shall be increased to four. Should the total number of votes that either or both of Wasteco and Longo is entitled to cast for the election of directors be less than 5% of the total number of votes that could be cast in such election, no director may be designated by such party, provided, however, that one director each shall be retained until November 3, 2004 by each of Wasteco and Longo if they retain any securities of the Company.

            SECTION 1.03. Each Stockholder Party shall vote all shares of any securities of the Company entitled to vote, owned by such Stockholder Party, to cause the election to the Board of the individuals designated by the Stockholder Parties in accordance with Sections 1.01 and 1.02.

            SECTION 1.04. (a) Any agreement by the Stockholder Parties herein to vote their shares of Common Stock in a certain manner shall be deemed, in each instance, to include an agreement by each Stockholder Party to use such Stockholder Party's best efforts and to take all actions necessary to call, or cause the Company and the appropriate officers and directors of the Company to call, as promptly as practicable, a special or annual meeting of stockholders or to act by written consent.

            (b) When any action is required to be taken by a Stockholder Party pursuant to this Agreement, such Stockholder Party shall take all steps necessary to implement such action, including, without limitation, executing or causing to be executed, as promptly as practicable, a consent in writing in lieu of an annual or special meeting of the stockholders.

            (c) Unless expressly stated to the contrary herein, any action requiring the vote of the directors (or any committee thereof) may be effected by consent in lieu of a meeting of the directors or committee members, as the case may be.

            SECTION 1.05. Each Stockholder Party shall vote all shares of Common Stock owned by such Stockholder Party for the removal (with or without cause) of any director designated and elected pursuant to Section 1.01 hereof if the Stockholder Party entitled to designate such director pursuant to Section 1.01 requests such removal by written notice to the other Stockholder Parties.
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            SECTION 1.06. If, as a result of death, disability, retirement, resignation, removal (with or without cause) of any director, or otherwise there shall exist or occur any vacancy on the Board, then:

            (i) the Stockholder Parties entitled to designate (pursuant to Section 1.01 hereof) the director whose death, disability, retirement, resignation or removal resulted in such vacancy may designate another individual to fill such capacity and to serve as a director of the Company, and

            (ii) each Stockholder Party shall vote its respective shares in favor of the individual designated in accordance with clause (i) above to fill such vacancy.

            SECTION 1.07. Each Stockholder Party shall vote its shares of Common Stock, and shall take all other actions necessary, to ensure that the Articles of Incorporation and By-laws facilitate and do not at any time conflict with the provisions of this Agreement.

            SECTION 1.08. Except as specified herein or as authorized by the entire Board in writing, the Stockholder Parties shall not cause or suffer the existence of any empowerment of any committee or other group of directors to act in the place and stead of the Board.

            SECTION 1.09. The Board shall have a Compensation Committee which shall consist of four directors, the two independent directors and two directors designated by Wasteco. All issuances of securities of Compost or any subsidiary to employees of the Company or other persons or entities in respect of services to the Company or any subsidiary shall be approved by a majority vote of the Compensation Committee as well as by the Board.

            SECTION 1.10. Except as specified herein, neither the Company or any Subsidiary shall take, and no Stockholder Party to this Agreement shall cause the Company or any Subsidiary to take, any action, without the resolution of a majority of the Board with respect to (i) any significant project, construction or engagement commenced after November 3, 1997, (ii) any merger, consolidation, or divestiture, (iii) any sale, lease, transfer, exchange or other disposition of substantial assets, (iv) any material financial arrangement or indebtedness,
(v) any purchase, lease, exchange or other acquisition of substantial assets,
(vi) any increase or reduction of, or change in, the Company's authorized capital stock, or the creation of any additional class of capital stock of the Company, (vii) any amendment to the Certificate of Incorporation or Bylaws of the Company, (viii) the dissolution, liquidation, reorganization or application for receivership of the Company, (ix) any significant change in the conduct of the business of the Company, (x) to increase or decrease the size of the Board from seven (7) directors, and (xi) any such other substantial corporate change as determined by the Board.
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                                   ARTICLE II
                           SUBSIDIARIES AND AFFILIATES

            SECTION 2.01. The Company agrees that it will cause its subsidiary, EPIC INC, a New Jersey corporation ("EPIC"), to have a Board that is in all respects similar to that of the Company in accordance with Section 1.01 of this Agreement and to have By-Laws, a Certificate of Incorporation and other governance rules substantially the same as those governing the conduct of the business of the Company.

            SECTION 2.02. Upon written demand of any Stockholder Party who signed this Agreement on or about November 3, 1997, the Company agrees that it will cause such other subsidiaries of the Company, directly and indirectly owned, and any affiliates controlled by the Company as such demand shall include to have a Board that is in all respects similar to that of the Company in accordance with Section 1.01 of this Agreement and to have By-Laws, a Certificate of Incorporation and other governance rules substantially the same as those governing the conduct of the business of the Company.

                                   ARTICLE III
                                     LISTING

            SECTION 3.01. The Company agrees that it will use its best efforts to cause its Common Stock to obtain "Small Cap" status and NMS status as soon as reasonably feasible.

                                   ARTICLE IV
                                  MISCELLANEOUS

            SECTION 4.01. Each of the parties hereto represents that this Agreement has been duly authorized, executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable against it in accordance with the terms of this Agreement.

            SECTION 4.02. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of their terms hereof, in addition to any other remedy available at law or in equity.

            SECTION 4.03. Any term of this Agreement may be amended and the observance of any such term may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and all of
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the Stockholder Parties who signed this Agreement on or about November 3, 1997.
Each Stockholder Party shall be bound by any amendment or waiver authorized by this Section 4.03, whether or not such Stockholder Party shall have consented thereto.

            SECTION 4.04. All notices and other communications provided for herein shall be in writing and shall be delivered by hand, telecopied or sent by certified or registered mail, return receipt requested, postage prepaid, addressed in the manner set forth on the signature pages of this Agreement (or in such other manner for a party as shall be specified in a notice given in accordance with this Section). All such notices shall be conclusively deemed to be received and shall be effective, if sent by hand delivery or telecopies, upon receipt, or if sent by registered or certified mail, on the fifth day after the day on which such notice is mailed.

            SECTION 4.05. Except as otherwise provided herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns (including without limitation the contemplated transfer of Wasteco's rights under this Agreement to a limited partnership or another entity); provided, however, that this Agreement shall not inure to the benefit of any prospective transferee unless such prospective transferee shall have agreed in writing to be bound by the terms of this Agreement. No Stockholder Party may assign any of its rights hereunder to any person other than a transferee that has complied with the requirements of this
Section 4.05 in all respects, except that each party to this Agreement may sell or otherwise transfer some or all shares of Common Stock owned by such party to a non-affiliated institutional investor or investors or in an underwritten public offering. Upon such transfer, this Agreement shall not be effective as to such investor or investors. Nothing in this Agreement either express or implied is intended to confer on any person other than the parties hereto and their respective successors and permitted assigns, any rights, remedies or obligations under or by reason of this Agreement.

            SECTION 4.06. This Agreement shall terminate on the earlier to occur of (i) November 3, 2004 or (ii) such earlier time as the Stockholder Parties shall not collectively own at least 25% of the Common Stock of the Company.

            SECTION 4.07. This Agreement sets forth the entire agreement and understanding among the parties hereto, and supersedes all prior agreements and understandings, relating to the subject matter hereof except for a certain Wasteco Optional Participation Agreement between Tuttle and Wasteco and a certain Longo Optional Participation Agreement between Tuttle and Longo, both dated November 3, 1997. If any term or other provision of this Agreement is held invalid, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect, unless the term or provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement and shall not limit or otherwise affect the meaning hereof. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New Jersey,
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except that if the Company shall hereafter become a corporation governed by the laws of another jurisdiction, the laws of that jurisdiction shall govern. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.
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            IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement in their individual capacity or caused it to be duly executed by their respective signatories thereunto duly authorized as of the day and year first above written.


                                COMPOST AMERICA HOLDING COMPANY, INC.


                                By:
                                    ------------------------------------
                                    Title:


                                WASTECO VENTURES LIMITED


                                By:
                                    ------------------------------------
                                    Title:



                                ----------------------------------------
                                Robert J. Longo



                                ----------------------------------------
                                Roger E. Tuttle



                                ----------------------------------------
                                John B. Fetter



                                ----------------------------------------
                                Robert E. Wortmann



                                ----------------------------------------
                                Victor D. Wortmann, Sr.
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                                VRH CONSTRUCTION COMPANY


                                By:
                                    ------------------------------------
                                    Title:


                                SELECT ACQUISITIONS, INC.


                                By:
                                    ------------------------------------
                                    Title:


                                ----------------------------------------
                                Alfred A. Rattie